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As filed with the Securities and Exchange Commission on May 28, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

WELLS FARGO & COMPANY
(Exact name of registrant as specified in charter)

Delaware	6712	41-0449260
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

420 Montgomery Street
San Francisco, California 94163
(800) 411-4932
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

James M. Strother
Executive Vice President and General Counsel
Wells Fargo & Company
420 Montgomery Street
San Francisco, California 94163
415-396-1793
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies to:
Robert J. Kaukol
Senior Counsel
Wells Fargo & Company
1700 Lincoln Street
Denver, Colorado 80203
(303) 863-2731

        Approximate date of commencement of proposed sale of the securities to the public: From time to time after this registration statement becomes effective.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box: ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock	10,000,000	$58.33(1)	$583,300,000	$73,904.11

(1)
Determined in accordance with Rule 457(c) under the Securities Act based on the average of the high and low sales prices of Wells Fargo common stock for May 24, 2004, as reported on the New York Stock Exchange.

        Pursuant to Rule 429 under the Securities Act, the prospectus included in this Registration Statement is a combined prospectus that also relates to shares of the registrant's common stock previously registered by the registrant pursuant to a Form S-4 Registration Statement (File No. 333-68512) filed August 28, 2001. Upon its effectiveness, this Registration Statement will constitute Post-Effective Amendment No. 1 to such previously filed registration statement.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may change. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary—Subject to Completion

WELLS FARGO & COMPANY
14,525,976 Shares of Common Stock

        We are offering these shares in exchange for the assets or securities of banks and other businesses that we or our subsidiaries may acquire from time to time. We may also issue these shares upon exercise of options, warrants and similar securities that we issue or assume in those acquisitions.

        We generally determine the specific terms of an acquisition through negotiations with the owners or the persons who control the business, assets or securities to be acquired. These terms include the number of Wells Fargo shares we will issue in the acquisition or a formula to determine that number. We may structure an acquisition in a variety of ways, including acquiring stock, other equity interests or assets of the acquired business or merging the acquired business with us or one of our subsidiaries.

        We expect the value of shares issued in an acquisition to be related to the market price of our common stock, either when we agree to the acquisition, when we issue the shares or during some other specified period before the acquisition is completed.

        Once we know the actual information about a specific acquisition, we may supplement this prospectus or file a post-effective amendment to the registration statement which includes this prospectus.

        We are paying the expenses of this offering. We do not expect to pay any underwriting discounts or commissions in connection with issuing these shares, although we may pay finder's fees in specific acquisitions. Any person receiving a finder's fee may be deemed an underwriter within the meaning of the Securities Act of 1933.

        Our common stock trades on the New York and Chicago Stock Exchanges under the symbol WFC. On May 21, 2004, our stock closed at $58.05 a share. The price of our stock fluctuates, and it is impossible to predict the price at which it will trade in the future.

        This prospectus provides important information. Please read it carefully—in particular, the discussion of "Risk Factors" beginning on page 1—before deciding to invest in our common stock. You can find more information about us in documents we file with the Securities and Exchange Commission. See "Where You Can Find More Information" beginning on page 9 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated May 28, 2004

ADDITIONAL INFORMATION

        This prospectus incorporates important business and financial information about Wells Fargo from other documents that are not included in or delivered with this prospectus. See "Where You Can Find More Information" on page 9 of this prospectus for a list of the documents (or portions of documents) that we have incorporated into this prospectus.

        The documents are available to you without charge through the Securities and Exchange Commission website at http://www.sec.gov or from Wells Fargo upon written or oral request made as follows:

Corporate Secretary
Wells Fargo & Company
MAC N9305-173
Sixth and Marquette
Minneapolis, Minnesota 55479
(612) 667-8655

        To ensure timely delivery of the requested information, you should make your request at least five business days before the date you must make your investment decision.

i

TABLE OF CONTENTS

RISK FACTORS
WELLS FARGO & COMPANY
General
Management and Additional Information
Information on Our Website
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
CERTAIN STOCKHOLDER RIGHTS
Capitalization
Voting
Number and Election of Directors
Vacancies on the Board and Removal of Directors
Anti-takeover Provisions
Stockholder Action Without a Meeting
Calling Special Meetings of Stockholders
Submission of Stockholder Proposals
Notice of Stockholder Meetings
Stockholder Vote Required for Mergers
Dividends
Dissenters' Appraisal Rights
Stockholder Preemptive Rights
Stockholder Class Voting Rights
Indemnification
Limitations on Directors' Liability
Amendment of Certificate of Incorporation
Amendment of Bylaws
PRICE RANGE OF COMMON STOCK AND COMMON STOCK DIVIDENDS
EXPERTS
LEGAL OPINION
WHERE YOU CAN FIND MORE INFORMATION
SEC Filings
Registration Statement
Documents Incorporated by Reference

ii

RISK FACTORS

        In addition to the other information contained in or incorporated by reference into this prospectus, you should carefully consider the following risk factors in deciding whether to invest in Wells Fargo common stock.

Because the market price of Wells Fargo common stock may fluctuate, you might not know the market value of the stock to be issued in the transaction.

        The exchange ratio will determine the number of shares of Wells Fargo common stock you will receive in the transaction. The exchange ratio may be fixed in advance of the completion of the transaction without any adjustment for changes in the market price of Wells Fargo common stock occurring thereafter. Changes in the price of Wells Fargo common stock after the exchange ratio is fixed and prior to completion of the transaction will affect the value of the stock you will receive. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in our business, operations and prospects, and regulatory considerations.

The value of Wells Fargo common stock could be adversely affected if Wells Fargo fails to realize the anticipated benefits of the transaction or its other acquisitions.

        Our earnings per share and our stock price could be adversely impacted if we fail to successfully integrate and realize the expected benefits of an acquisition. Specifically, failure to successfully integrate an acquisition could result in higher than expected deposit or asset attrition (run-off), the loss of key customers and employees, and the disruption of our business or the business of the acquired company. Regulatory considerations can adversely impact the integration of an acquisition. For example, regulatory authorities could require more divestitures than we anticipated.

The market price of Wells Fargo common stock may be affected by factors different from those affecting the value of your assets or securities to be exchanged in the transaction for Wells Fargo common stock.

        Upon completion of the transaction, you will become a holder of Wells Fargo common stock. Some of our current businesses and markets differ from those currently affecting the value of your assets or securities. For information about the businesses of Wells Fargo and certain factors to consider in connection with those businesses, see the documents incorporated by reference into this prospectus and referred to under "Where You Can Find More Information" beginning on page 9 of this prospectus.

Wells Fargo may be subject to adverse regulatory conditions after the merger.

        We may need the approval of the Board of Governors of the Federal Reserve System and various other federal and state governmental authorities before we can complete an acquisition. These governmental entities, including the Federal Reserve Board, may impose conditions on the completion of the acquisition or require changes to the terms of the acquisition. These conditions or changes could delay completion of the acquisition, impose additional costs on Wells Fargo or limit the benefits to Wells Fargo of the acquisition.

WELLS FARGO & COMPANY

General

        Wells Fargo & Company is a diversified financial services company organized under the laws of the state of Delaware and registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended. Our subsidiaries provide banking, insurance, investments, mortgage and consumer finance services through stores, the internet and other distribution channels throughout North America and elsewhere internationally.

        We are a separate and distinct legal entity from our banks and other subsidiaries. Our principal source of funds to pay dividends on our common and preferred stock and principal and interest on our debt is dividends from our subsidiaries. Various federal and state statutes and regulations limit the amount of dividends that our banks and other subsidiaries can pay to us without regulatory approval. Refer to our most recent annual report on Form 10-K for a discussion of these limitations. That annual report on Form 10-K also describes other elements of the regulatory framework applicable to bank holding companies and their subsidiaries. See "Where You Can Find More Information" beginning on page 9 of this prospectus.

        When we refer to "Wells Fargo," "our company," "we," "our" and "us" in this prospectus, we mean Wells Fargo & Company unless the context indicates otherwise.

        Our executive offices are located at 420 Montgomery Street, San Francisco, California 94163, and our telephone number is (800) 333-0343.

Management and Additional Information

        For information concerning executive compensation, the principal holders of voting securities, certain relationships and related transactions, and other related matters concerning us, refer to our most recent annual report on Form 10-K filed with the SEC. See "Where You Can Find More Information" beginning on page 9 of this prospectus.

Information on Our Website

        Information on our internet website or on the website of any of our subsidiaries is not part of this prospectus, and you should not rely on that information unless that information is also in this prospectus or has been incorporated by reference into this prospectus.

FORWARD-LOOKING STATEMENTS

        This prospectus, including information incorporated by reference into this prospectus, may contain forward-looking statements about us. Broadly speaking, forward-looking statements include:

  •
  projections of our revenues, income, earnings per share, capital expenditures, dividends, capital structure, credit quality or other financial items;

  •
  descriptions of plans or objectives of our management for future operations, products or services, including pending acquisitions;

  •
  forecasts of our future economic performance;

  •
  descriptions of assumptions underlying or relating to any of the foregoing.

        Forward-looking statements discuss matters that are not facts. Because they discuss future events or conditions, forward-looking statements often include words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "target," or future or conditional verbs such as "can," "could," "may," "should," "will," "would" or similar expressions.

        Do not unduly rely on forward-looking statements. They give our expectations and are not guarantees. Forward-looking statements speak only as of the date of the document in which they are made, and we might not update them to reflect changes that occur after that date.

        A number of factors—many beyond our control—could cause results to differ significantly from our expectations. For a discussion of some of these factors, refer to our most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the Securities and Exchange Commission. Refer also to the reports and other documents we file with the SEC after the date of this prospectus, as those documents might update information contained in previously filed documents or provide additional information. See "Where You Can Find More Information" beginning on page 9 of this prospectus.

USE OF PROCEEDS

        We will receive no proceeds from the offering of these shares other than the value of the assets and securities acquired by us in the acquisitions.

CERTAIN STOCKHOLDER RIGHTS

        The rights of Wells Fargo stockholders are governed by Delaware law, by our restated certificate of incorporation, as amended, including the certificates of designations for our preferred stock, and by our bylaws. The following is a summary of certain rights of Wells Fargo stockholders. It is not complete and is qualified in its entirety by reference to the Delaware General Corporation Law (DGCL), to our restated certificate of incorporation, to our bylaws, and to the description of our common stock contained in Exhibit 99(e) to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, including any amendment or report filed to update such description.

        We file our restated certificate of incorporation, our bylaws, and certain other instruments that define the rights of our stockholders as exhibits to our annual reports on Form 10-K and our quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (SEC). Also, from time to time we might file an amendment to these documents or a new instrument that defines the rights of holders of our common stock as an exhibit to a current report on Form 8-K filed with the SEC. See "Where You Can Find More Information" beginning on page 9 of this prospectus.

Capitalization

        The authorized capital of Wells Fargo consists of:

  •
  6,000,000,000 shares of common stock.

  •
  20,000,000 shares of preferred stock.

  •
  4,000,000 shares of preference stock.

Voting

        Each holder of common stock has the right to cast one vote for each share of common stock held of record on all matters submitted to a vote of stockholders. Holders of common stock do not have cumulative voting rights.

Number and Election of Directors

        Our board of directors currently has 14 members. Our restated certificate of incorporation provides that the number of directors will be as specified in our bylaws but in no event less than three. Our bylaws provide that the board of directors will consist of not less than 10 nor more than 28 members, with the number to be fixed from time to time by the board. As of the date of this prospectus, the board had fixed the number at 14. Each director is elected at the annual meeting of stockholders, to serve until his or her successor is elected or until his or her earlier death, resignation or removal. Our board of directors is not staggered.

        Under our bylaws, nominations for our board of directors may be made by the board or by any stockholder who complies with the notice procedures described in our bylaws. In general, to nominate a person for election to our board of directors at a meeting of our stockholders, a stockholder must submit a written notice of the proposed nomination to our corporate secretary at least 30 but not more than 60 days before the meeting.

Vacancies on the Board and Removal of Directors

        Vacancies on our board of directors, including vacancies and unfilled newly created directorships resulting from an increase in the authorized number of directors, may be filled by a majority vote of the directors then in office, even if those directors do not constitute a quorum. Directors elected to fill a vacancy will have a term of office expiring at the next annual meeting of stockholders.

        Any director or our entire board of directors may be removed, with or without cause, by the holders of a majority of our shares then entitled to vote at an election of directors.

Anti-takeover Provisions

        Section 203 of the DGCL prohibits "business combinations," including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an "interested stockholder" who beneficially owns 15 percent or more of a corporation's voting stock, within three years after the person or entity becomes an interested stockholder, unless:

  •
  the transaction that will cause the person to become an interested stockholder is approved by the board of directors of the target prior to the transaction,

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  after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including (a) shares held by officers and directors of the interested stockholder and (b) shares held by specified employee benefit plans, or

  •
  after the person becomes an interested stockholder, the business combination is approved by the board of directors and holders of at least 66 2/3% of the outstanding voting stock, excluding shares held by the interested stockholder.

        A Delaware corporation may elect not to be governed by Section 203. We have not made such an election.

Stockholder Action Without a Meeting

        Our bylaws provide that any action required or permitted to be taken at a stockholders' meeting may be taken without a meeting pursuant to the written consent of the holders of the number of shares that would have been required to effect the action at an actual meeting of the stockholders, and provide certain procedures to be followed in such cases.

Calling Special Meetings of Stockholders

        Our bylaws provide that a special meeting of stockholders may be called only by the chairman of the board, a vice chairman, the president or a majority of our board of directors. Holders of our common stock do not have the ability to call a special meeting of stockholders.

Submission of Stockholder Proposals

        Under our bylaws, a stockholder can propose at an annual meeting of our stockholders that business other than nominations to our board of directors be considered only if the stockholder follows the advance notice procedures described in our bylaws. In general, a stockholder must submit a written notice of the proposal and the stockholder's interest in the proposal to our corporate secretary at least 90 but not more than 120 days before the date set for the annual meeting of our stockholders.

Notice of Stockholder Meetings

        The DGCL requires notice of stockholders' meetings to be sent to all stockholders of record entitled to vote thereon not less than 10 nor more than 60 days prior to the date of the meeting.

Stockholder Vote Required for Mergers

        Under the DGCL, a merger, consolidation or sale of all or substantially all of a corporation's assets must be approved by the board of directors and by a majority of the outstanding stock of the corporation entitled to vote thereon. However, under DGCL 251(f), no vote of stockholders of a constituent corporation surviving a merger is required, unless the corporation provides otherwise in its certificate of incorporation, if

  •
  the merger agreement does not amend the certificate of incorporation of the surviving corporation,

  •
  each share of stock of the surviving corporation outstanding before the merger is an identical outstanding or treasury share after the merger, and

  •
  either no shares of common stock of the surviving corporation are to be issued or delivered pursuant to the merger or, if such common stock will be issued or delivered, it will not increase the number of shares of common stock outstanding immediately prior to the merger by more than 20%.

Dividends

        Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law or, if there is no surplus, out of net profits for the fiscal year in which the dividend was declared and for the preceding fiscal year. Under Delaware law, however, we cannot pay dividends out of net profits if, after we pay the dividend, our capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

        As a bank holding company, our ability to pay dividends is affected by the ability of our bank and non-bank subsidiaries to pay dividends to us. Various federal laws limit the amount of dividends our national bank subsidiaries can pay to us without regulatory approval. State-chartered banks are subject to state regulations that limit dividends. For more information about restrictions on the ability of our subsidiaries to pay us dividends, refer to our most recent annual report on Form 10-K filed with the SEC. See "Where You Can Find More Information" on page 9 of this prospectus.

        Our bylaws provide that the stockholders have the right to receive dividends if and when declared by our board. There is no guarantee that we will pay dividends in the future. The timing and amount of any future dividends will depend on our earnings, cash requirements, financial condition, government regulations and other factors deemed relevant by our board in its discretion.

Dissenters' Appraisal Rights

        The DGCL provides stockholders of a corporation involved in a merger the right to demand and receive payment of the fair value of their stock in certain mergers. However, appraisal rights are not available to holders of shares:

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  listed on a national securities exchange,

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  designated as a national market system security on an inter-dealer quotation system operated by the National Association of Securities Dealers, Inc., or

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  held of record by more than 2,000 stockholders

unless holders of stock are required to accept in the merger anything other than any combination of:

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  shares of stock or depository receipts of the surviving corporation in the merger,

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  shares of stock or depository receipts of another corporation that, at the effective date of the merger, will be

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  listed on a national securities exchange,

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  designated as a national market system security on an inter-dealer quotation system operated by the National Association of Securities Dealers, Inc., or

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  held of record by more than 2,000 holders; or

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  cash instead of fractional shares of the stock or depository receipts received.

Stockholder Preemptive Rights

        Our restated certificate of incorporation does not provide for preemptive rights to purchase additional Wells Fargo securities.

Stockholder Class Voting Rights

        The DGCL requires voting by separate classes of shares only with respect to amendments to a corporation's certificate of incorporation that adversely affect the holders of those classes or that increase or decrease the aggregate number of authorized shares or the par value of the shares of any of those classes.

Indemnification

        The DGCL provides that, subject to certain limitations in the case of "derivative" suits brought by a corporation's stockholders in its name, a corporation may indemnify any person who is made a party to any third-party suit or proceeding on account of being a director, officer, employee or agent of the corporation against expenses, including attorney's fees, judgments, fines and amounts paid in settlement reasonably incurred by him or her in connection with the action, through, among other things, a majority vote of a quorum consisting of directors who were not parties to the suit or proceeding, if the person:

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  acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or, in some circumstances, at least not opposed to its best interests; and

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  in a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        To the extent a director, officer, employee or agent is successful in the defense of such an action, suit or proceeding, the corporation is required by the DGCL to indemnify such person for reasonable expenses incurred thereby.

        Our restated certificate of incorporation provides that we must indemnify, to the fullest extent authorized by the DGCL, each person who was or is made a party to, is threatened to be made a party to or is involved in any action, suit or proceeding because he or she is or was a Wells Fargo director or officer (or was serving at the request of Wells Fargo as a director, trustee, officer, employee, or agent of another entity) while serving in such capacity against all expenses, liabilities, or loss incurred by such person in connection therewith, provided that indemnification in connection with a proceeding brought by such person will be permitted only if the proceeding was authorized by our board of directors.

        Our restated certificate of incorporation also provides that we must pay expenses incurred in defending the proceedings specified above in advance of their final disposition, provided that, if so required by the DGCL, such advance payments for expenses incurred by a director or officer may be made only if he or she undertakes to repay all amounts so advanced if it is ultimately determined that the person receiving such payments is not entitled to be indemnified. Our restated certificate of incorporation authorizes us to provide similar indemnification to our employees or agents.

        Pursuant to our restated certificate of incorporation, we may maintain insurance, at our expense, to protect us and any directors, officers, employees or agents of Wells Fargo or another entity against any expense, liability or loss, regardless of whether we have the power or obligation to indemnify that person against such expense, liability or loss under the DGCL.

        The right to indemnification is not exclusive of any other right which any person may have or acquire under any statute, provision of our restated certificate of incorporation or bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Limitations on Directors' Liability

        Our restated certificate of incorporation provides that a director (including an officer who is also a director) of Wells Fargo shall not be liable personally to Wells Fargo or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability arising out of:

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  any breach of the director's duty of loyalty to Wells Fargo or its stockholders,

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  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

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  payment of a dividend or approval of a stock repurchase in violation of Section 174 of the DGCL, or

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  any transaction from which the director derived an improper personal benefit.

        This provision protects our directors against personal liability for monetary damages from breaches of their duty of care. It does not eliminate the director's duty of care and has no effect on the availability of equitable remedies, such as an injunction or rescission, based upon a director's breach of his or her duty of care.

Amendment of Certificate of Incorporation

        Our restated certificate of incorporation may be amended only if the proposed amendment is approved by our board of directors and thereafter approved by a majority of the outstanding stock entitled to vote thereon and by a majority of the outstanding stock of each class entitled to vote thereon as a class. Shares of our preferred stock and preference stock currently authorized in our restated certificate of incorporation may be issued by our board of directors without amending our restated certificate of incorporation or otherwise obtaining the approval of our stockholders.

Amendment of Bylaws

        Our bylaws generally provide for amendment by a majority of our board of directors or by a majority of the outstanding stock entitled to vote thereon.

PRICE RANGE OF COMMON STOCK AND COMMON STOCK DIVIDENDS

        Our common stock is listed on the New York and Chicago Stock Exchanges under the symbol WFC. The following table shows, for the quarters indicated, the high and low prices of our common stock on the New York Stock Exchange Composite Transaction Reporting System and the cash dividends paid per share. Amounts are in U.S. dollars.

	Price Range
			Dividends Paid
	High	Low
2002
First Quarter	50.75	42.90	.26
Second Quarter	53.44	48.12	.28
Third Quarter	54.84	38.10	.28
Fourth Quarter	51.60	43.30	.28
2003
First Quarter	49.13	43.27	.30
Second Quarter	52.80	45.01	.30
Third Quarter	53.71	48.90	.45
Fourth Quarter	59.18	51.68	.45
2004
First Quarter	58.98	55.97	.45
Second Quarter (through May 21)	58.80	54.32

        The timing and amount of any future dividends will depend on earnings, cash requirements, the financial condition of Wells Fargo and its subsidiaries, applicable government regulations and other factors deemed relevant by our board of directors in its discretion. Various federal and state laws limit the ability of affiliate banks to pay dividends to Wells Fargo. Refer to our most recent annual report on Form 10-K for more information on dividend restrictions. See "Where You Can Find More Information" beginning on page 9 of this prospectus.

EXPERTS

        The consolidated financial statements of Wells Fargo & Company and Subsidiaries as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference herein in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the consolidated financial statements refers to a change in the method of accounting for goodwill in 2002.

LEGAL OPINION

        Robert J. Kaukol, our Senior Counsel, has rendered an opinion as to the validity of the shares of our common stock offered hereby. Mr. Kaukol beneficially owns shares of our common stock and options to purchase additional shares of our common stock. As of the date of this prospectus, the total number of shares Mr. Kaukol owns or has the right to acquire upon exercise of his options is less than 0.1% of the outstanding shares of our common stock.

WHERE YOU CAN FIND MORE INFORMATION

SEC Filings

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (SEC). You may read and copy any document we file with the SEC at the SEC's public reference rooms in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and on the SEC internet site at http://www.sec.gov.

Registration Statement

        We have filed a registration statement on Form S-4 to register with the SEC the shares of common stock offered by this prospectus. This prospectus is part of that registration statement. As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. The registration statement is available for free on the SEC's internet site at http://www.sec.gov.

Documents Incorporated by Reference

        The SEC allows us to "incorporate by reference" into this prospectus information contained in other documents we file with the SEC. This means that we may disclose important information to you by referring you to another document filed separately with the SEC. Information that is incorporated by reference is considered part of this prospectus, and later information that we file with the SEC may update or supersede that information.

        This document incorporates by reference our SEC documents (or portions thereof) set forth below. All of the documents were filed under SEC File No. 1-2979.

  •
  Annual Report on Form 10-K for the year ended December 31, 2003, including any information specifically incorporated by reference therein from our 2003 Annual Report to Stockholders and our definitive Notice and Proxy Statement for our 2004 Annual Meeting of Stockholders;

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  Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;

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  Current Reports on Form 8-K filed January 20, 2004, March 3, 2004, April 13, 2004, April 20, 2004, and May 11, 2004; and

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  The description of Wells Fargo common stock contained in Exhibit 99(e) to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, including any amendment or report filed to update such description.

        All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of such filing.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with any information that is different from what is contained in this prospectus. This prospectus is dated May 28, 2004. You should not assume that the information contained in this prospectus is accurate as of any date other than such date, and neither the delivery to you of this prospectus nor the issuance to you of shares of common stock will create any implication to the contrary.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law authorizes indemnification of directors and officers of a Delaware corporation under certain circumstances against expenses, judgments and the like in connection with an action, suit or proceeding. Article Fourteenth of the Registrant's Restated Certificate of Incorporation provides for broad indemnification of directors and officers.

Item 21. Exhibits and Financial Statement Schedules.

        (a)   Exhibits. See Exhibit Index.

        (b)   Financial Statement Schedules. Not Applicable.

        (c)   Report, Opinion or Appraisal. Not Applicable

Item 22. Undertakings.

        (a)   The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a posteffective amendment to this registration statement:

        (i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

        (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to

Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (d)   The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (e)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (f)    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (g)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, state of California, on May 28, 2004.

WELLS FARGO & COMPANY
By:	/s/ RICHARD M. KOVACEVICH Richard M. Kovacevich President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 28, 2004 by the following persons in the capacities indicated:

/s/ RICHARD M. KOVACEVICH Richard M. Kovacevich	Chairman, President and Chief Executive Officer (Principal Executive Officer)
/s/ HOWARD I. ATKINS Howard I. Atkins	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ RICHARD D. LEVY Richard D. Levy	Senior Vice President and Controller (Principal Accounting Officer)
J.A. BLANCHARD III SUSAN E. ENGEL ENRIQUE HERNANDEZ, JR. ROBERT L. JOSS REATHA CLARK KING RICHARD M. KOVACEVICH RICHARD D. McCORMICK	CYNTHIA H. MILLIGAN PHILIP J. QUIGLEY DONALD B. RICE JUDITH M. RUNSTAD SUSAN G. SWENSON MICHAEL W. WRIGHT	A majority of the Board of Directors*

*
Richard M. Kovacevich, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by such persons.
/s/ RICHARD M. KOVACEVICH Richard M. Kovacevich, Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
4.1	Restated Certificate of Incorporation, incorporated by reference to Exhibit 3(b) to the Registrant's Current Report on Form 8-K dated June 28, 1993. Certificates of Amendment of Certificate of Incorporation, incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K dated July 3, 1995 (authorizing preference stock), Exhibits 3(b) and 3(c) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 (changing the Registrant's name and increasing authorized common and preferred stock, respectively) and Exhibit 3(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 (increasing authorized common stock).
4.2
Certificate of Change of Location of Registered Office and Change of Registered Agent, incorporated by reference to Exhibit 3(b) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.
4.3
Certificate of Designations for the Registrant's 1995 ESOP Cumulative Convertible Preferred Stock, incorporated by reference to Exhibit 4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.
4.4
Certificate Eliminating the Certificate of Designations for the Registrant's Cumulative Convertible Preferred Stock, Series B, incorporated by reference to Exhibit 3(a) to the Registrant's Current Report on Form 8-K dated November 1, 1995.
4.5
Certificate Eliminating the Certificate of Designations for the Registrant's 10.24% Cumulative Preferred Stock, incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K dated February 20, 1996.
4.6
Certificate of Designations for the Registrant's 1996 ESOP Cumulative Convertible Preferred Stock, incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K dated February 26, 1996.
4.7
Certificate of Designations for the Registrant's 1997 ESOP Cumulative Convertible Preferred Stock, incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K dated April 14, 1997.
4.8
Certificate of Designations for the Registrant's 1998 ESOP Cumulative Convertible Preferred Stock, incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K dated April 20, 1998.
4.9
Certificate of Designations for the Registrant's 1999 ESOP Cumulative Convertible Preferred Stock, incorporated by reference to Exhibit 3(b) to the Registrant's Current Report on Form 8-K dated April 21, 1999.
4.10
Certificate of Designations for the Registrant's 2000 ESOP Cumulative Convertible Preferred Stock, incorporated by reference to Exhibit 3(o) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.
4.11
Certificate of Designations for the Registrant's 2001 ESOP Cumulative Convertible Preferred Stock, incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K dated April 17, 2001.
4.12
Certificate of Designations for the Registrant's 2002 ESOP Cumulative Convertible Preferred Stock, incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K dated April 16, 2002.

4.13
Certificate of Designations for the Registrant's 2003 ESOP Cumulative Convertible Preferred Stock, incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated April 15, 2003.
4.14
Certificate of Designations for the Registrant's 2004 ESOP Cumulative Convertible Preferred Stock, incorporated by reference to Exhibit 3(o) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.
4.15
Certificate Eliminating the Certificate of Designations for the Registrant's Series A Junior Participating Preferred Stock, incorporated by reference to Exhibit 3(a) to the Registrant's Current Report on Form 8-K dated April 21, 1999.
4.16	By-Laws, incorporated by reference to Exhibit 3(m) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.
5	Opinion of Robert J. Kaukol, Senior Counsel.
23.1	Consent of Robert J. Kaukol (included in Exhibit 5)
23.2	Consent of KPMG LLP.
24	Powers of Attorney.